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                                                                    EXHIBIT 23.4



                           [POCO OIL CO. LETTERHEAD]



                                November 3, 1999


           CONSENT OF INDEPENDENT PETROLEUM AND GEOLOGICAL ENGINEERS



The undersigned hereby consents to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our reserve reports relating to the oil and gas reserves of Nuevo Energy Company at December 31, 1998. We also consent to the references to us under the heading "Experts" and elsewhere in such Prospectus and the documents incorporated by reference therein.



                                        POCO OIL CO.

                                        /s/ ARTHUR BEAR
                                        ---------------------------
                                        Arthur Bear
                                        President